  EXHIBIT 10.2

Execution Version

SHARE PURCHASE AGREEMENT

relating to

Kong Hwee Engineering Pte. Ltd.

BETWEEN

NGE CHWEE PENG

(as Vendor)

and

KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD.

(as Purchaser)

Dated this 11th  day of September 2023

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SHARE PURCHASE AGREEMENT

THIS AGREEMENT is entered into on 11 September 2023

BETWEEN:

(1)	NGE CHWEE PENG (NRIC No. ****), of **** (the “Vendor”); and

(2)	KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD. (Company Registration Number: 198802515Z), a private limited company incorporated in Singapore and having its registered office at 7 Senoko South Road, Singapore 758071 (the “Purchaser”),

(each a “Party” and collectively, the “Parties”).

WHEREAS:

(A)	The Vendor legally and beneficially owns 20,000 ordinary shares representing 40% of the total issued and paid-up share capital of the Company (as defined below) (the “Sale Shares”). The details of the Company are more particularly described in Schedule 1 hereto.

(B)	As part of an internal restructuring exercise involving the Company and its subsidiaries, the Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares on the terms and subject to the conditions contained in this Agreement.

NOW IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

In this Agreement and the Schedule, unless the context otherwise requires:

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in Singapore.

“Company” means Kong Hwee Engineering Pte. Ltd. (Company Registration Number: 201827269G), a company incorporated in Singapore and having its registered office at 7 Senoko South Road, Singapore 758071.

“Completion” means the completion of the sale and purchase of the Sale Shares pursuant to Clause 4.

“Completion Date” means such date that the Parties may agree in writing that Completion shall take place.

“Encumbrance” means any form of legal, equitable, or security interests, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, hypothecation, option, right of first refusal, any preference arrangement (including title transfers and retention arrangements or otherwise) or any other encumbrance or condition whatsoever or any other arrangements having similar effect.

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 “Purchase Consideration Shares” has the meaning ascribed to it in Clause 3.

“Purchaser’s Warranties” means the representations, warranties and undertakings on the part of the Purchaser set out in Clause 5.2.

“Sale Shares” has the meaning ascribed to it at Recital (A).

“S$” mean the official currency of the Republic of Singapore.

“Vendor’s Warranties” means the representations, warranties and undertakings on the part of the Vendor set out in Clause 5.1.

“Warranties” means, collectively, the Vendor’s Warranties and the Purchaser’s Warranties, and “Warranty” shall mean any one of such Warranties.

1.2	Modification of Statutes

Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.3	Miscellaneous

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction. Words importing a specific gender shall include the other genders (male, female or neuter). References to the “Clauses”, “Recitals” and “Schedules” are to the relevant clauses of, recitals of and the schedules to this Agreement.

2.	SALE AND PURCHASE OF SHARES

Subject   to the terms and conditions of this Agreement, the Vendor shall sell as legal and beneficial owner, the Sale Shares, and the Purchaser, relying on, inter alia, the several representations, warranties and undertakings of the Vendor contained in this Agreement, shall purchase the Sale Shares, free from all Encumbrances and together with all rights attached thereto as at the Completion Date and thereafter attaching thereto.

3.	CONSIDERATION

The aggregate consideration for the transfer of the Sale Shares from the Vendor to the Purchaser shall be at a nominal consideration of S$1.00 (“Consideration”).

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4.1	Date And Place

Subject as hereinafter provided, Completion shall take place at the registered office of the Company (or at such other place as the Parties may agree in writing) on the Completion Date.

4.2	Completion

On the Completion Date,

(a)	the Vendor shall deliver to the Purchaser the following documents:

(i)	duly executed transfer form in respect of the Sale Shares in favour of the Purchaser accompanied by the relevant share certificate(s) for the Sale Shares; and

(ii)	a copy of the resolutions of the board of directors of the Company approving the transfer of the Sale Shares from the Vendor to the Purchaser and registration of the transfer of the Sale Shares;

(b)	against compliance with Clause 4.2(a) above by the Vendor, the Purchaser shall:

(i)	pay the Consideration to the Vendor; and

(ii)	deliver a copy of the resolutions of the board of directors of the Purchaser approving the purchase of the Sale Shares from the Vendor in accordance with the terms and conditions of this Agreement.

5.	WARRANTIES

5.1	Vendor’s Warranties

The Vendor represents and warrants to and undertakes with the Purchaser and its successors in title (with the intent that the provisions of this Clause 5.1 shall continue to have full force and effect notwithstanding Completion) as follows:

(a)	she will on Completion be legally and beneficially entitled to and able to transfer the Sale Shares to the Purchaser and/or its nominees under this Agreement;

(b)	the information relating to the Company as set out in Schedule 1 is true, accurate, and not misleading, and the Company is duly incorporated and validly existing under the laws of Singapore;

(c)

the Sale Shares are and shall have been validly allotted, issued and fully paid-up and are free from all Encumbrances and the Sale Shares are freely transferable by the Vendor without the consent, approval, permission, licence or concurrence of any third party; and

(d)	she has full power and capacity to enter into and perform this Agreement and this Agreement when executed will constitute valid and binding obligations on and against it.

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5.2	Purchaser’s Warranties

The Purchaser represents and warrants to and undertakes with the Vendor and her successors in title (with the intent that the provisions of this Clause 5.2 shall continue to have full force and effect notwithstanding Completion) that it has full power and capacity to enter into and perform this Agreement and this Agreement when executed will constitute valid and binding obligations on and against it.

5.3	Warranties to be Separate and Independent

The Warranties shall be separate and independent and shall not be limited by anything in this Agreement which is not expressly referenced to the Warranty concerned.

5.4	Effect of Completion

The Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by a Party who is entitled to give such waiver or release.

5.5	No Warranty

Each Party hereby acknowledges, agrees and confirms that save for the representations and warranties made by the other Party contained in Clauses 5.1 and 5.2, the other Party make no other representations and warranties.

6.	CONDITIONS PRECEDENT

6.1	Completion shall be conditional upon the following occurring on or before the Completion Date:

(a)

all necessary governmental, regulatory and third-party consents, approvals and waivers, where required for the transactions contemplated hereunder, having been obtained and such consents, approvals and waivers not having been amended or revoked before Completion Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being reasonably acceptable to the Parties; and

(b)	there being no material breach of any Warranty under this Agreement by any Party.

6.2

If any of the conditions set out in Clause 6.1 is not fulfilled on or before the Completion Date and such non-fulfilment is not waived by all of the Parties (as the case may be), this Agreement shall ipso facto cease and determine and in that event, the Parties shall be released and discharged from their respective obligations under this Agreement, and no Party shall have any claim against any other Party under this Agreement, save in respect of any antecedent breach of this Agreement. Each Party undertakes to use its best endeavours to ensure the satisfaction of the conditions set out in Clause 6.1

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7.	MISCELLANEOUS

7.1	Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

7.2	Release

Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by it in its absolute discretion as regards the other Party under such liability without in any way prejudicing or affecting its rights against such other Party.

7.3	Indulgence, Waiver, Etc.

No failure on the part of either Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

7.4	Continuing Effect of Agreement

All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed.

7.5	Successors and Assigns

This Agreement shall be binding on and shall enure for the benefit of each of the Parties’ successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

7.6	Time of Essence

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

7.7	Further Assurance

At any time after the date of this Agreement, each Party shall, and shall use its best endeavours to procure that any necessary third-party shall, execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

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1.1	Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

7.9	Costs and Expenses

Each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Agreement, and the sale and purchase of the Sale Shares. The Purchaser shall bear all stamp duty payable in connection with the purchase of the Sale Shares.

7.10	Severability of Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

7.11	Communications

(a)

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery, or by electronic mail transmission addressed to the intended recipient thereof at its address or at its email address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or email address, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

(b)	The addresses and email addresses of the Parties for the purpose of this Agreement are specified below:

The Vendor

Address	: ****
Email Address	: ****

Purchaser

Address	: 7 Senoko South Road, Singapore 758071
Attention	: Ms Sally Nge
Email Address	: ****

(c)	Any notice, demand or communication so served by hand, email or post shall be deemed to have been duly given:

(i)	in the case of delivery by hand, when delivered;

(ii)	in the case of email, at the time of transmission; and

(iii)	in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

provided that in each case where delivery by hand occurs after 6:00 p.m. (Singapore time) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. (Singapore time) on the next following Business Day.

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7.12	Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original. For the avoidance of doubt, the Parties agree that any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by signing via electronic signatures (such as DocuSign).

7.13	Contracts (Rights of Third Parties) Act

A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any of the terms of this Agreement.

7.14	Governing Law and Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. The submission by the Parties herein shall not affect the right of any Party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any Party from taking proceedings in any other jurisdiction.

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SCHEDULE 1

PARTICULARS OF THE COMPANY

(1)	Name of Company	:	Kong Hwee Engineering Pte. Ltd.
(2)	Registration Number	:	201827269G
(3)	Registered Office	:	7 Senoko South Road, Singapore 758071
(4)	Date of Incorporation	:	8 August 2018
(5)	Place of Incorporation	:	Singapore
(6)	Type of company	:	Private Company Limited by Shares
(7)	Issued and Fully Paid‑up Share Capital	:	S$50,000 comprising 50,000 ordinary shares
(8)	Registered Shareholder(s) and Number of Shares	:	- Kong Hwee Iron Works & Construction Pte. Ltd. (30,000 ordinary shares) - Nge Chwee Peng (20,000 ordinary shares)
(9)	Director	:	Nge Chwee Peng
(10)	Secretary	:	Neo Lay Hiang Pamela
(11)	Financial Year End	:	31 July

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IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

Vendor

Signed by	)
NGE CHWEE PENG	)
in the presence of:	)

Name of Witness:

Purchaser

Signed by	)
NGE CHWEE PENG	)
for and on behalf of	)
KONG HWEE IRON WORKS &	)
CONSTRUCTION PTE. LTD.	)
in the presence of:	)

Designation: Director

Name of Witness:

Execution Page to Share Purchase Agreement

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